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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement of Cybex Computer Products Corporation on form S-8 of our reports dated May 3, 1999, on our audits of the consolidated financial statements and financial statement schedule of Cybex Computer Products Corporation as of March 31, 1998 and 1999, and for each of the three years in the period ended March 31, 1999.

/s/PricewaterhouseCoopers LLP


Birmingham, Alabama
July 27, 1999

















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